As filed with the United States Securities and Exchange Commission on March 21, 2019

Registration No. 333-196828

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

Post-Effective Amendment No. 1 to

Form S-8 Registration Statement

UNDER THE SECURITIES ACT OF 1933

________________

CAPSTONE THERAPEUTICS CORP.

(Exact name of registrant as specified in its charter)

Delaware	86-0585310
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1275 W. Washington Street, Suite 104
Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

__________________

Capstone Therapeutics Corp. 2005 Equity Incentive Plan

(Full title of the plan)

___________________

Les M. Taeger Senior Vice President, Chief Financial Officer, Capstone Therapeutics Corp. 1275 W. Washington Street, Suite 104 Tempe, AZ 85281	Copy to: Jacque Westling Quarles & Brady LLP Renaissance One, Two North Central Avenue Phoenix, AZ 85004
(Name and address of agent for service) (602)-286-5520

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

Capstone Therapeutics Corp. (the “Registrant”) is filing this Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Registration Statement on Form S-8, No. 333-196828 (the “Registration Statement”) to terminate the effectiveness of the Registration Statement and to remove from registration all securities that remain unsold under the Capstone Therapeutics Corp. 2005 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on March 21, 2019.

CAPSTONE THERAPEUTICS CORP.

By:	/s/ Les M. Taeger
Les M. Taeger
Senior Vice President and Chief Financial Officer

No other person is required to sign these Post-Effective Amendments on behalf of the Registrant in reliance upon Section 478 of the Securities Act of 1933, as amended.